UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2025

PACIFIC HEALTH CARE ORGANIZATION, INC.
(Exact name of registrant as specified in its charter)

Utah	000-50009	87-0285238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19800 MacArthur Boulevard, Suites 306 & 307

Irvine, California

(Address of principal executive offices)

92612

(Zip code)

(949) 721-8272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2025, Pacific Health Care Organization, Inc. (the “Company”) received notice from Lauren Kubota that she will be stepping down as the Company’s Vice President, effective on July 31, 2025, so that she can pursue other professional opportunities. The Company expects that Ms. Kubota will resign from her roles as a Director and Secretary of the Company shortly after the filing of the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2025. Ms. Kubota’s resignation was not the result of any disagreement with management or the Company on any matter relating to the Company’s operations, policies or practices. The Company extends its gratitude to Ms. Kubota for her many contributions.

The Company does not currently intend to fill the position of Vice President. Instead, upon Ms. Kubota’s departure, her responsibilities will be allocated to the Company’s Chief Executive Officer and other employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC HEALTH CARE ORGANIZATION, INC.

Date: July 16, 2025	By:	/s/ Tom Kubota
Tom Kubota
Chief Executive Officer

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